                                                            EXECUTION COPY



                              $90,413,079.89

                   FIRST MERCHANTS GRANTOR TRUST 1996-2

                 6.85% ASSET BACKED CERTIFICATES, CLASS A

             FIRST MERCHANTS AUTO RECEIVABLES CORPORATION II,
                               as Depositor

                            PURCHASE AGREEMENT

                                                              June 19, 1996


Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Ladies and Gentlemen:

     First Merchants Auto Receivables Corporation II, a Delaware corporation (the "Depositor") and a wholly-owned subsidiary of First Merchants Acceptance Corporation, a Delaware corporation ("First Merchants"), proposes to sell to you (the "Initial Purchaser") $90,413,079.89 principal amount of 6.85% Asset Backed Certificates, Class A (the "Class A Certificates") issued by First Merchants Grantor Trust 1996-2 (the "Trust"). The Trust is also issuing $6,805,285.58 principal amount of 6.85% Asset Backed Certificates, Class B (the "Class B Certificates" and with the Class A "Certificates", the "Certificates"). The Certificates are to be issued pursuant to a Pooling and Servicing Agreement to be dated as of June 1, 1996 (the "Pooling and Servicing Agreement"), among the Depositor, First Merchants, as servicer (in such capacity, the "Servicer"), and Harris Trust and Savings Bank, as trustee and as backup servicer (the "Bank" or, in its capacity as trustee under the Pooling and Servicing Agreement, the "Trustee"). Capitalized terms that are used and not otherwise defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

     The Class A Certificates will evidence in the aggregate an undivided ownership interest in 93% of the Trust. The Class B Certificates will evidence in the aggregate an undivided ownership interest in 7% of the Trust. The Trust Property will include, among other things, the Receivables, the related security interests in the Financed Vehicles, the proceeds from certain insurance policies relating to the Receivables, and certain rights with respect to funds on deposit from time to time in the Spread Account. Holders of the Class A Certificates also will have the benefit of a financial guaranty insurance policy issued by the Security Insurer (the "Policy"). All of the assets conveyed to the Trust pursuant to Section 2.02 of the Pooling and Servicing Agreement are referred to herein as the "Trust Property".

     In connection with the sale of the Class A Certificates, the Depositor has prepared a preliminary offering memorandum dated June 13, 1996 (including any and all exhibits thereto, the "Preliminary Memorandum"), and a final offering memorandum, dated June 19, 1996 (including any and all exhibits thereto, the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Depositor, First Merchants and the Class A Certificates. The Depositor hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Class A Certificates by the Initial Purchaser. Unless stated to the contrary, all references herein to the Final Memorandum are to the Final Memorandum at the Execution Time (as defined below) and are not meant to include any amendment or supplement subsequent to the Execution Time.

     The sale of the Class A Certificates to the Initial Purchaser will be made without registration of the Class A Certificates under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions from the registration requirements of the Securities Act. You have advised the Depositor that you will offer and sell the Class A Certificates purchased by you hereunder in accordance with Section 5 hereof as soon as you deem advisable.

1. Representations and Warranties of the Depositor. The Depositor represents and warrants to the Initial Purchaser as set forth below in this Section 1:

     a. The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Final Memorandum, at the date hereof, does not, and at the Closing Date (as defined below) will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Depositor makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Depositor by or on behalf of the Initial Purchaser specifically for inclusion therein.

     b. None of the Depositor, any of its affiliates, as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D") (such affiliates,including First Merchants, being hereinafter referred to as "Affiliates"), or any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Class A Certificates under the Securities Act.

     c. None of the Depositor, any of its Affiliates or any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Class A Certificates.

     d. The Class A Certificates satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

     e. It is not necessary to qualify the Pooling and Servicing Agreement under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

     f. The Depositor is not an "investment company" or "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), without taking account of any exemption arising out of the number of holders of the Depositor's securities.

     g. The Depositor has not paid or agreed to pay to any person any compensation for soliciting another to purchase any Certificates (except as contemplated by this Agreement).

     h. As of the Closing Date, the Depositor's representations and warranties in the Basic Documents (as defined herein) will be true and correct.

     i. This Agreement has been duly authorized, executed and delivered by the Depositor.

     j. Upon the execution and delivery of the Receivables Purchase Agreement and the Pooling and Servicing Agreement by the respective parties thereto and the filing with the Secretary of State of Illinois of (i) the UCC-3 partial termination statements relating to the release by First Merchants' secured lenders of their security interests in the Receivables and (ii) UCC-1 financing statements evidencing the conveyance of the Receivables
          (A) by First Merchants to the Depositor and (B) by the Depositor to the Trustee for the benefit of the Certificateholders, the Depositor's conveyance of the Trust Property to the Trustee pursuant to the Pooling and Servicing Agreement will vest in the Trustee, for the benefit of the Certificateholders, all right, title and interest of the Depositor therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance (other than as shall be identified to you prior to the Closing Date).

     k. None of the Depositor, any of its Affiliates or anyone acting on behalf of the Depositor or any of its Affiliates has taken any action that would require registration of the Class A Certificates under the Securities Act, qualification of the Pooling and Servicing Agreement under the Trust Indenture Act or registration of the Depositor under the Investment Company Act, nor will the Depositor or any of its Affiliates act, nor have they authorized or will they authorize any person to act, in such manner.

2. Representations and Warranties of First Merchants. First Merchants represents and warrants to the Initial Purchaser as set forth below in this Section 2.

     a. The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Final Memorandum, at the date hereof, does not, and at the Closing Date (as defined below) will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that First Merchants makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Depositor by or on behalf of the Initial Purchaser specifically for inclusion therein.

     b. As of the Closing Date, First Merchants' representations and warranties in the Basic Documents (as defined herein) will be true and correct.

     c. This Agreement has been duly authorized, executed and delivered by First Merchants.

     d. Under generally accepted accounting principles, First Merchants will report its transfer of the Receivables to the Depositor pursuant to the Receivables Purchase Agreement as a sale of the Receivables. First Merchants has been advised by Deloitte & Touche LLP, independent certified public accountants, that the transfer will be so classified under generally accepted accounting principles in accordance with Statement No. 77 of the Financial Accounting Standards Board (December 1983).

3. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Depositor agrees to sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Depositor the Class A Certificates at a purchase price of 99.568% of the principal amount thereof plus $189,239.60 of accrued interest on the Class A Certificates.

4. Delivery and Payment. Delivery of and payment for the Class A Certificates shall be made at 10:00 AM, New York City time, on June 26, 1996, or such later date (not later than July 38, 1996) as the Initial Purchaser shall designate, which date and time may be postponed by agreement between the Initial Purchaser and the Depositor (such date and time of delivery and payment for the Class A Certificates being herein called the "Closing Date"). Delivery of the Class A Certificates shall be made to the Initial Purchaser for the account of the Initial Purchaser against payment by the Initial Purchaser of the purchase price thereof payable in same day funds wired to such bank as may be designated by the Depositor, or such other manner of payment as may be agreed by the Depositor and the Initial Purchaser. Delivery of the Class A Certificates shall be made at such location as the Initial Purchaser shall reasonably designate at least one business day in advance of the Closing Date, and payment for the Class A Certificates shall be made at the office of Brown & Wood ("Counsel for the Initial Purchaser"), One World Trade Center, New York, New York. The Class A Certificates shall be registered in such names and in such denominations as the Initial Purchaser may request not less than three full business days in advance of the Closing Date.

     The Depositor agrees to authorize and direct the Trustee to have the Class A Certificates available for inspection, checking and packaging by the Initial Purchaser in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

5. Offering of Certificates: The Initial Purchaser represents and warrants to and agrees with the Depositor that:

     a. It has not offered or sold, and will not offer or sell, any Class A Certificates except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) and, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Class A Certificates is aware that such sale is being made in reliance on Rule 144A, or (ii) to other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or
          (7) of Regulation D) who provide to it and to the Depositor a letter in the form of Exhibit A hereto or (iii) in a transaction complying with or exempt from the registration requirements of the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

     b. Neither it nor any person acting on its behalf has made or will make offers or sales of the Class A Certificates by means of any form of general solicitation or general advertising (within the meaning of Regulation D).

     c.   Agreements.  The Depositor agrees with the Initial Purchaser that:

     d. The Depositor will furnish to the Initial Purchaser and to Counsel for the Initial Purchaser, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as the Initial Purchaser may reasonably request. The Depositor will pay the expenses of printing or other production of all documents relating to the offering.

     e. The Depositor will not amend or supplement the Final Memorandum without the prior written consent of the Initial Purchaser, which consent shall not be unreasonably withheld.

     f. If at any time prior to the completion of the sale of the Class A Certificates by the Initial Purchaser (as determined by the Initial Purchaser), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Depositor will promptly notify the Initial Purchaser of the same and, subject to the requirements of paragraph (b) of this Section 6, will prepare and provide to the Initial Purchaser pursuant to paragraph (a) of this Section 6 an amendment or supplement that will correct such statement or omission or effect such compliance.

     g. The Depositor will arrange for the qualification of the Class A Certificates for sale by the Initial Purchaser under the laws of such jurisdictions as the Initial Purchaser may designate and will maintain such qualifications in effect so long as required for the sale of the Class A Certificates. The Depositor will promptly advise the Initial Purchaser of the receipt by the Depositor of any notification with respect to the suspension of the qualification of the Class A Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

     h. The Depositor will not, and will not permit any of its Affiliates to, resell any Class A Certificates that have been acquired by any of them.

     i. None of the Depositor, any of its Affiliates or any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Class A Certificates under the Securities Act.

     j. None of the Depositor, any of its Affiliates or any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Class A Certificates.

     k. So long as any of the Class A Certificates are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Depositor will, unless it becomes subject to and complies with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

     l. The Depositor will cooperate with the Initial Purchaser and use its best efforts to permit the Class A Certificates to be eligible for clearance and settlement through The Depository Trust Company.

     m. Neither the Depositor nor any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) the offering of which security will be integrated with the sale of the Class A Certificates in a manner which would require the registration of the Class A Certificates under the Securities Act.

     n. In connection with any disposition of the Class A Certificates pursuant to a transaction made in compliance with paragraph 1 of Exhibit A, the Depositor will reissue certificates evidencing such Class A Certificates (provided, in the case of a transaction made in compliance with clause (y)(iv) of paragraph 1 of Exhibit A, that the legal opinion referred to therein so permits).

     o. For a period from the date of this Agreement until the retirement of the Class A Certificates, the Servicer will deliver to you the monthly servicing report, the annual statements of compliance and the annual independent certified public accountants' reports furnished to the Trustee pursuant to the Pooling and Servicing Agreement, as soon as such statements and reports are furnished to the Trustee.

     p. To the extent, if any, that the rating provided with respect to the Class A Certificates by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Service ("S&P" and together with Moody's, the "Rating Agencies") is conditional upon the furnishing of documents or the taking of any actions by the Depositor, the Depositor shall furnish such documents and take such actions.

     q. Until 30 days following the Closing Date, neither the Depositor nor any trust or other entity originated, directly or indirectly, by the Depositor will, without the prior written consent of the Initial Purchaser, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities (other than the Certificates).

     r.        The information provided by the Depositor pursuant to
          Section 6(h) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

6. Payment of Expenses, Etc. If the transactions contemplated by this Agreement are consummated or this Agreement is terminated pursuant to Section 11, the Depositor will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing of the Preliminary Memorandum, the Final Memorandum and each amendment thereto, (ii) the fees of the Trustee and its counsel, (iii) the preparation, issuance and delivery of the Class A Certificates to the Initial Purchaser, (iv) the fees and disbursements of the Depositor's accountants, (v) the qualification of the Class A Certificates under securities laws in accordance with the provisions of
     Section 6(d), including filing fees and the fees and disbursements of Brown & Wood in connection therewith and in connection with the preparation of any blue sky or legal investment survey, (vi) the printing and delivery to the Initial Purchaser of copies of the Final Memorandum and of each amendment thereto, (vii) the printing and delivery to the Initial Purchaser of copies of any blue sky or legal investment survey prepared in connection with the Class A Certificates,
     (viii) any fees charged by Rating Agencies for the rating of the Class A Certificates, and (ix) subject to the provisions of Section 11 hereof, the portion of the fees and disbursements of Brown & Wood as agreed upon.

7. Conditions to the Obligation of the Initial Purchaser. The obligation of the Initial Purchaser to purchase the Class A Certificates shall be subject to the accuracy of the representations and warranties on the part of the Depositor and First Merchants contained herein at the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time") and the Closing Date, to the accuracy of the statements of the Depositor made in any certificates pursuant to the provisions hereof, to the performance by the Depositor of its obligations hereunder and to the following additional conditions:

     a. The Depositor shall have furnished to the Initial Purchaser the opinion of Sonnenschein Nath & Rosenthal, counsel for the Depositor, dated the Closing Date and satisfactory in form and substance to the Initial Purchaser and Counsel for the Initial Purchaser, to the effect that:

          i. the Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of Illinois;

          ii. all the outstanding shares of capital stock of the Depositor have been duly and validly authorized and issued and are fully paid and nonassessable, and all outstanding shares of capital stock of the Depositor are owned by First Merchants free and clear of any security interest and, to the knowledge of such counsel, any other interests, claims, liens or encumbrances (other than as shall be identified to you therein);

          iii. the Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Depositor, and constitutes a legal, valid and binding instrument enforceable against the Depositor in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect); the Class A Certificates have been duly and validly authorized by the Depositor and, when executed and authenticated by the Trustee in accordance with the provisions of the Pooling and Servicing Agreement and delivered to and paid for by the Initial Purchaser pursuant to this Agreement, will be validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement; and the statements set forth under the heading "Description of the Certificates" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Certificates and the Pooling and Servicing Agreement, provide a fair summary of such provisions;

          iv. the Receivables Purchase Agreement has been duly authorized, executed and delivered by the Depositor, and constitutes a legal, valid and binding obligation of the Depositor enforceable against the Depositor in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect);

          v. the Master Spread Account Agreement and the Series 1996-2 Supplement to Master Spread Account Agreement dated as of June 1, 1996 (the "Supplement") among the parties to the Master Spread Account Agreement have each been duly authorized, executed and delivered by the Depositor, and the Master Spread Account Agreement and the Supplement constitute legal, valid and binding obligations of the Depositor enforceable against the Depositor in accordance with their respective terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect);

          vi. the Insurance Agreement has been duly authorized, executed and delivered by the Depositor, and constitutes a legal, valid and binding obligation of the Depositor enforceable against the Depositor in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect);

          vii. this Agreement has been duly authorized, executed and delivered by the Depositor;

          viii. no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation by the Depositor of the transactions contemplated herein or in the Receivables Purchase Agreement, the Pooling and Servicing Agreement, the Master Spread Account Agreement, the Supplement, and the Insurance Agreement (collectively, the "Basic Documents"), except such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and sale of the Class A Certificates by the Initial Purchaser, the filing of the UCC-3 partial release statements relating to the release of the existing liens on the Receivables of First Merchants' secured lenders, the filing of the UCC-1 financing statements relating to the conveyance of the Receivables by First Merchants to the Depositor and of the Receivables and the other Trust Property by the Depositor to the Trustee on behalf of the Certificateholders and the filing of the UCC-1 financing statements relating to the security interests created pursuant to the Spread Account Agreement, and such other approvals (which shall be specified in such opinion) as have been obtained and filings as have been made or are in the process of being made;

          ix. none of the sale of the Receivables by First Merchants to the Depositor pursuant to the Receivables Purchase Agreement, the transfer of the Trust Property by the Depositor to the Trustee pursuant to the Pooling and Servicing Agreement, the issue and sale of the Class A Certificates or the Class B Certificates, the execution and delivery of this Agreement, the Pooling and Servicing Agreement, the Receivables Purchase Agreement, the Spread Account Agreement or the Insurance Agreement, the consummation of any other of the transactions herein or therein contemplated nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or constitute a default under, any law binding on the Depositor or the charter or bylaws of the Depositor or the terms of any indenture or other agreement or instrument known to such counsel and to which the Depositor is a party or by which it is bound, or any judgment, order or decree known to such counsel to be applicable to the Depositor of any court, regulatory body, administrative agency, governmental body, or arbitrator having jurisdiction over the Depositor;

          x. there are no actions, proceedings or investigations pending or, to the best of such counsel's knowledge, threatened before any court, administrative agency or other tribunal (1) asserting the invalidity of any of the Basic Documents, (2) seeking to prevent the consummation of any of the transactions contemplated by any of the Basic Documents or the execution and delivery thereof or (3) that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or any Basic Document;

          xi. to the knowledge of such counsel and except as set forth in the Final Memorandum (and any supplement thereto), no default exists and no event has occurred which, with notice, lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any agreement to which the Depositor is a party or by which it is bound, which default is or would have a material adverse effect on the financial condition, earnings, prospects, business, or properties of the Depositor, taken as a whole;

          xii. the provisions of the Receivables Purchase Agreement are effective to transfer to the Depositor all right, title and interest of First Merchants in and to the Receivables, and upon filing of the form UCC-3 partial release statements with respect to the interests of First Merchants' secured lenders in the Receivables, the Receivables and, to the knowledge of such counsel, the other Trust Property will be owned by the Depositor free and clear of any Lien except for the Lien of the Pooling and Servicing Agreement;

          xiii. the provisions of the Pooling and Servicing Agreement are effective to transfer either an ownership interest or a security interest in the Receivables and the other Trust Property and the proceeds thereof to the Trustee for the benefit of the Certificateholders;

          xiv. the form UCC-1 financing statements naming (A) First Merchants as seller and the Depositor as purchaser and (B) the Depositor as seller and the Trustee as purchaser are in appropriate form for filing with the Secretary of State of the State of Illinois; the interest of the Trustee in the Receivables and the proceeds thereof and, to the extent that the filing of a financing statement is effective to perfect an interest in the other Trust Property under Article 9 of the Illinois Uniform Commercial Code, the other Trust Property will be perfected upon the filing of such financing statements in such filing offices; and upon the filing of the form UCC-3 partial release statements with respect to the interests of First Merchants' secured lenders in such filing offices, no other interest of any other purchaser from or creditor of the Depositor is equal or prior to the interest of the Trustee in the Receivables and, to the knowledge of such counsel, such other Trust Property;

          xv. the Contracts are "chattel paper" under Article 9 of the Illinois Uniform Commercial Code;

          xvi. the Basic Documents conform in all material respects with the descriptions thereof contained in the Final Memorandum;

          xvii.          the statements in the Final Memorandum under the
                    headings "Risk Factors   Certain Legal Aspects" and "Certain
                    Legal Aspects of the Receivables", to the extent they constitute matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects;

          xviii.         the statements contained in the Final Memorandum
                    under the heading "Description of the Certificates" and "Description of the Transaction Documents", insofar as such statements constitute a summary of the Certificates and the Basic Documents, constitute a fair summary of such documents;

          xix. assuming the accuracy of the representations and warranties and compliance with the agreements contained herein, no registration of the Class A Certificates under the Securities Act is required, and no qualification of the Pooling and Servicing Agreement under the Trust Indenture Act is necessary, for the offer and sale by the Initial Purchaser of the Class A Certificates in the manner contemplated by this Agreement;

          xx. the Depositor is not, nor will the Depositor as a result of the offer and sale of the Class A Certificates as contemplated in the Final Memorandum and the Basic Documents, become an "investment company" as defined in the Investment Company Act or a company "controlled by" an "investment company" within the meaning of the Investment Company Act; and

          xxi. to the knowledge of such counsel, the Depositor has obtained all material licenses, permits and other governmental authorizations that are necessary to the conduct of its business; such licenses, permits and other governmental authorizations are in full force and effect, and the Depositor is in all material respects complying therewith; and the Depositor is otherwise in compliance with all laws, rules, regulations and statutes of any jurisdiction as to which such counsel's opinion relates and to which the Depositor is subject, except where non-compliance would not have a material adverse effect on the Depositor.

     Such counsel shall also state that such counsel has no reason to believe that at the Execution Time the Final Memorandum contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, at the Closing Date, the Final Memorandum includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Illinois, the State of New York, the State of Delaware or the United States, to the extent such counsel deems proper and specifies in such opinion, upon the opinion of other counsel of good standing whom such counsel believes to be reliable and who are satisfactory to Counsel for the Initial Purchaser and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Depositor and public officials.

     All references in this Section 8(a) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the Closing Date.

     b. The Initial Purchaser shall have received the opinion of Richard P. Vogelman, Esquire, General Counsel for First Merchants, dated the Closing Date and satisfactory in form and substance to the Initial Purchaser and to Counsel for the Initial Purchaser, to the effect that:

          i. First Merchants is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction wherein it owns or leases material properties or conducts material business and which requires such qualification;

          ii. First Merchants has no subsidiaries in any form, whether wholly-owned or other than wholly-owned, direct or indirect, other than the Depositor and First Merchants Auto Receivables Corporation, a Delaware corporation and wholly-owned subsidiary of First Merchants;

          iii. First Merchants has obtained all material licenses, permits and other governmental authorizations that are necessary to the conduct of its business; such licenses, permits and other governmental authorizations are in full force and effect, and First Merchants is in all material respects complying therewith; and First Merchants is otherwise in compliance with all laws, rules, regulations and statutes of any jurisdiction to which it is subject, except where non-compliance would not have a material adverse effect on First Merchants; and

          iv. none of the execution and delivery of this Agreement, the Receivables Purchase Agreement or the Insurance Agreement, the consummation of any of the transactions therein contemplated or the fulfillment of the terms thereof will conflict with, result in a breach or violation of, or constitute a default under, any law or the charter or bylaws of First Merchants or the terms of any indenture or other agreement or instrument known to such counsel and to which First Merchants or the Depositor is a party or by which it is bound or any judgment, order or decree known to such counsel to be applicable to First Merchants or the Depositor of any court, regulatory body, administrative agency, governmental body, or arbitrator having jurisdiction over First Merchants or the Depositor.

     Such counsel shall also state that such counsel has no reason to believe that at the Execution Time the Final Memorandum contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, at the Closing Date, the Final Memorandum includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Illinois or the United States, to the extent such counsel deems proper and specifies in such opinion, upon the opinion of other counsel of good standing whom such counsel believes to be reliable and who are satisfactory to Counsel for the Initial Purchaser and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of First Merchants and public officials.

     All references in this Section 8(b) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the Closing Date.

     c. The Initial Purchaser shall have received the opinion of Sonnenschein Nath & Rosenthal, counsel for First Merchants, dated the Closing Date and satisfactory in form and substance to the Initial Purchaser and to Counsel for the Initial Purchaser, to the effect that:

          i. First Merchants has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as described in the Final Memorandum;

          ii. this Agreement has been duly authorized, executed and delivered by First Merchants;

          iii. the Pooling and Servicing Agreement has been duly authorized, executed and delivered by First Merchants and constitutes a legal, valid and binding obligation of First Merchants, enforceable against First Merchants in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, or other laws affecting creditors' rights generally from time to time in effect);

          iv. the Insurance Agreement has been duly authorized, executed and delivered by First Merchants and constitutes a legal, valid and binding obligation of First Merchants, enforceable against First Merchants in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, or other laws affecting creditors' rights generally from time to time in effect);

          v. the Receivables Purchase Agreement has been duly authorized, executed and delivered by First Merchants and constitutes a legal, valid and binding obligation of First Merchants, enforceable against First Merchants in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, or other laws affecting creditors' rights generally from time to time in effect);

          vi. no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated herein or in any Basic Document, except such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and sale of the Class A Certificates by the Initial Purchaser, the filing of the UCC-3 partial termination statements relating to the release of the existing liens of First Merchants' secured lenders on the Receivables, the filing of the UCC-1 financing statements relating to the conveyance of the Receivables by First Merchants to the Depositor pursuant to the Receivables Purchase Agreement and of the Receivables and other Trust Property to the Trustee for the benefit of the Certificateholders pursuant to the Pooling and Servicing Agreement, the filing of the UCC-1 financing statements relating to the security interests created pursuant to the Spread Account Agreement, and such other approvals (which shall be specified in such opinion) as have been obtained and filings as have been made or are in the process of being made; and

          vii. none of the execution and delivery of this Agreement, the Pooling and Servicing Agreement, the Receivables Purchase Agreement or the Insurance Agreement, the consummation of any of the transactions therein contemplated or the fulfillment of the terms thereof will conflict with, result in a breach or violation of, or constitute a default under, the charter or bylaws of First Merchants.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the State of Delaware, the State of Illinois or the United States, to the extent such counsel deems proper and specifies in such opinion, upon the opinion of other counsel of good standing whom such counsel believes to be reliable and who are satisfactory to Counsel for the Initial Purchaser and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of First Merchants and public officials.

     All references in this Section 8(c) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the Closing Date.

     d. The Initial Purchaser shall have received an opinion addressed to it of Brown & Wood, in its capacity as federal tax counsel for the Depositor, to the effect that the statements in
          the Final Memorandum under the headings "Summary   Certain Federal
          Income Tax Consequences" and "Certain Federal Income Tax Consequences" accurately describe the material federal income tax consequences to holders of the Class A Certificates. Brown & Wood, in its capacity as special ERISA counsel to the Depositor, shall have delivered an opinion to the effect that the statements
          in the Final Memorandum under the headings "Summary   ERISA
          Considerations" and "ERISA Considerations", to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and accurately describe the material consequences to holders of the Class A Certificates under ERISA.

     e. The Initial Purchaser shall have received from Counsel for the Initial Purchaser such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Class A Certificates, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Initial Purchaser may reasonably require, and the Depositor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     f. The Initial Purchaser shall have received an opinion addressed to the Initial Purchaser and the Depositor of Seward & Kissel, counsel to the Bank, dated the Closing Date and satisfactory in form and substance to the Initial Purchaser and Counsel for the Initial Purchaser, to the effect that:

          i. the Bank is a banking corporation duly incorporated and validly existing under the laws of the State of Illinois;

          ii. the Bank has the full corporate trust power to accept the office of trustee and backup servicer under the Pooling and Servicing Agreement and of collateral agent under the Spread Account Agreement and to enter into and perform its obligations under the Pooling and Servicing Agreement and the Spread Account Agreement;

          iii. the execution and delivery of the Pooling and Servicing Agreement, the Master Spread Account Agreement and the Supplement and the performance by the Bank of its obligations under the Pooling and Servicing Agreement, the Master Spread Account Agreement and the Supplement have been duly authorized by all necessary corporate action of the Bank and each has been duly executed and delivered by the Bank;

          iv. the Pooling and Servicing Agreement and the Spread Account Agreement constitute valid and binding obligations of the Bank enforceable against the Bank in accordance with their terms under the laws of the State of New York and the federal law of the United States;

          v. the execution and delivery by the Bank of the Pooling and Servicing Agreement, the Master Spread Account Agreement and the Supplement do not require any consent, approval or authorization of, or any registration or filing with, any Illinois, New York or United States federal governmental authority;

          vi. each of the Certificates has been duly executed and authenticated by the Bank, as Trustee;

          vii. neither the consummation by the Bank of the transactions contemplated in the Pooling and Servicing Agreement or the Spread Account Agreement nor the fulfillment of the terms thereof by the Bank will conflict with, result in a breach or violation of, or constitute a default under, any law or the charter, bylaws or other organizational documents of the Bank, or the terms of any indenture or other agreement or instrument known to such counsel and to which the Bank or any of its subsidiaries is a party or by which it is bound, or any judgment, order or decree known to such counsel to be applicable to the Bank or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, or arbitrator having jurisdiction over the Bank or any of its subsidiaries;

          viii. to the knowledge of such counsel there is no action, suit or proceeding pending or threatened against the Bank (as Trustee under the Pooling and Servicing Agreement, as collateral agent under the Spread Account Agreement or in its individual capacity) before or by any governmental authority that, if adversely decided, would materially and adversely affect the ability of the Bank to perform its obligations under the Pooling and Servicing Agreement or the Spread Account Agreement; and

          ix. the execution and delivery by the Bank of, and the performance by the Bank of its obligations under, the Pooling and Servicing Agreement and the Spread Account Agreement will not subject any of the property or assets of the Trust, or any portion thereof, to any lien created by or arising under the Bank that are unrelated to the transactions contemplated in such Agreements.

     g. The Initial Purchaser shall have received such opinions, addressed to the Initial Purchaser and dated the Closing Date, as are delivered to the Rating Agencies.

     h. The Initial Purchaser shall have received an opinion from Sonnenschein Nath & Rosenthal, counsel for the Depositor, dated the Closing Date and satisfactory in form and substance to the Initial Purchaser and Counsel for the Initial Purchaser regarding the true-sale of the Receivables by First Merchants to the Depositor and the conveyance of the Receivables and other Trust Property to the Trustee for the benefit of the Certificateholders.

     i. The Initial Purchaser shall have received an opinion from Sonnenschein Nath & Rosenthal, counsel for the Depositor, dated the Closing Date and satisfactory in form and substance to the Initial Purchaser and Counsel for the Initial Purchaser regarding substantive consolidation.

     j. The Initial Purchaser shall have received an opinion from Bruce Stern, Esquire, General Counsel for FSA, dated the Closing Date and satisfactory in form and substance to the Initial Purchaser and Counsel for the Initial Purchaser, addressed to the Initial Purchaser and the Depositor.

     k. The Initial Purchaser shall have received a certificate dated the Closing Date of any of the Chairman of the Board, the President, the Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of the Depositor in which such officer shall state that, to the best of his or her knowledge after reasonable investigation:

          i. the representations and warranties of the Depositor contained in this Agreement and the Basic Documents are true and correct; the Depositor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date; and

          ii. since the date of the Final Memorandum, no material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of the Depositor has occurred.

                  The Initial Purchaser shall have received a certificate dated the Closing Date of any of the Chairman of the Board, the President, the Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of First Merchants in which such officer shall state that, to the best of his or her knowledge after reasonable investigation:

          iii. the representations and warranties of First Merchants contained in this Agreement and the Basic Documents are true and correct; First Merchants has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date; and

          iv. since the date of the most recent financial information included in the Final Memorandum, no material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of First Merchants has occurred.

     l. The Initial Purchaser shall have received a fully executed Insurance Agreement by and among the Depositor, First Merchants and Financial Security Assurance Inc., dated as of June 1, 1996 (the "Insurance Agreement"), and all representations and warranties thereunder or made pursuant thereto shall be true and correct, and the Depositor shall have performed its obligations thereunder.

     m. The Policy relating to the Class A Certificates shall have been duly executed and issued at or prior to the Closing Date and shall conform in all material respects to the description thereof in the Final Memorandum.

     n. The Initial Purchaser shall have received evidence satisfactory to it that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the office of the Secretary of State of the State of Illinois and the County Clerk of Lake County, Illinois reflecting the sale of the Receivables by First Merchants to the Depositor and of the Receivables and other Trust Property by the Depositor to the Trustee for the benefit of the Certificateholders.

     o. At the Execution Time and at the Closing Date, Deloitte & Touche llp shall have furnished to the Initial Purchaser a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, substantially in the forms of the drafts to which the Initial Purchaser has previously agreed and otherwise in form and substance satisfactory to the Initial Purchaser and to Counsel for the Initial Purchaser.

     p. Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum, there shall not have been any change or any development involving a prospective change in or affecting the business or properties of First Merchants or the Depositor the effect of which is, in the judgment of the Initial Purchaser, so material and adverse as to make it impractical or inadvisable to market the Class A Certificates as contemplated by the Final Memorandum.

     q. The Class A Certificates shall have been rated "Aaa" by Moody's and "AAA" by S&P.

     r. Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Depositor's or First Merchants' debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

     s. On or prior to the Closing Date, the Class A Certificates sold in reliance on Rule 144A shall have been accepted for settlement through the facilities of DTC.

     t. Prior to the Closing Date, the Depositor shall have furnished to the Initial Purchaser such further information, certificates and documents as the Initial Purchaser may reasonably request.

     If any of the conditions specified in this Section 8 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchaser and Counsel for the Initial Purchaser, this Agreement and all obligations of the Initial Purchaser hereunder may be canceled at, or at any time prior to, the Closing Date by the Initial Purchaser. Notice of such cancellation shall be given to the Depositor in writing or by telephone or telegraph confirmed in writing.

     The documents required to be delivered by this Section 8 will be delivered at the office of Counsel for the Initial Purchaser, at One World Trade Center, New York, New York, on the Closing Date.

8.        Reimbursement of Expenses.  If the sale of the Class A
     Certificates provided for herein is not consummated because any condition to the obligation of the Initial Purchaser set forth in
     Section 8 hereof is not satisfied, because of any refusal, inability or failure on the part of the Depositor to perform any agreement herein or to comply with any provision hereof other than by reason of a default by the Initial Purchaser in payment for the Class A Certificates on the Closing Date, the Depositor will reimburse the Initial Purchaser upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Class A Certificates.

9. Indemnification and Contribution. (a) The Depositor and First Merchants, jointly and severally, agree to indemnify and hold harmless the Initial Purchaser, the directors, officers, employees and agents of the Initial Purchaser and each person who controls the Initial Purchaser within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum or any information provided by the Depositor or First Merchants to any holder or prospective purchaser of Class A Certificates pursuant to Section 6(h) or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Depositor and First Merchants will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Depositor by the Initial Purchaser specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Depositor or First Merchants may otherwise have.

     (b) The Initial Purchaser agrees to indemnify and hold harmless the Depositor and First Merchants, their directors, their officers and each person who controls the Depositor or First Merchants within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Depositor and First Merchants to the Initial Purchaser, but only with reference to written information relating to the Initial Purchaser furnished to the Depositor by the Initial Purchaser specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability that the Initial Purchaser may otherwise have. The Depositor and First Merchants acknowledge that the statements set forth in the first sentence of the next to the last paragraph and in the last paragraph of the cover page and under the heading "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchaser for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto).

     (c)  Promptly after receipt by an indemnified party under this Section
10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 10 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Depositor, First Merchants and the Initial Purchaser agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Depositor, First Merchants and the Initial Purchaser may be subject in such proportion as is appropriate to reflect the relative benefits received by the Depositor and First Merchants on the one hand and by the Initial Purchaser on the other from the offering of the Class A Certificates; provided, however, that in no case shall the Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Class A Certificates purchased by the Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Depositor, First Merchants and the Initial Purchaser shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Depositor and First Merchants on the one hand and of the Initial Purchaser on the other in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Depositor and First Merchants shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Initial Purchaser shall be deemed to be equal to the total purchase discounts and commissions received by the Initial Purchaser from the Depositor in connection with the purchase of the Class A Certificates hereunder. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Depositor and First Merchants on the one hand or the Initial Purchaser on the other. The Depositor, First Merchants and the Initial Purchaser agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each person who controls the Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of the Initial Purchaser shall have the same rights to contribution as the Initial Purchaser, and each person who controls the Depositor or First Merchants within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Depositor or First Merchants shall have the same rights to contribution as the Depositor or First Merchants, subject in each case to the applicable terms and conditions of this paragraph (d).

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Initial Purchaser, by notice given to the Depositor prior to delivery of and payment for the Class A Certificates, if prior to such time (i) (A) trading in securities of First Merchants on the Nasdaq Stock Market's National Market shall have been suspended or limited or minimum prices therefor shall have been established on such exchange or (B) trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market's National Market shall have been suspended or limited or minimum prices shall have been established on either such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Initial Purchaser, impracticable or inadvisable to proceed with the offering or delivery of the Class A Certificates as contemplated by the Final Memorandum.

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Depositor and First Merchants and their respective officers and of the Initial Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchaser or the Depositor or any of the officers, directors or controlling persons referred to in Section 10 hereof, and will survive delivery of and payment for the Class A Certificates. The provisions of Sections 9 and 10 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Initial Purchaser, will be mailed, delivered or telegraphed and confirmed to it, at Salomon Brothers Inc, Seven World Trade Center, New York, New York 10048; or, if sent to the Depositor, will be mailed, delivered or telegraphed and confirmed to it at First Merchants Auto Receivables Corporation II, 570 Lake Cook Road, Suite 126B, Deerfield, Illinois 60015, Attention:
     President; or if sent to First Merchants, will be mailed, delivered or telegraphed and confirmed to it at First Merchants Acceptance Corporation, 570 Lake Cook Road, Suite 126, Deerfield, Illinois 60015,
     Attention:  Treasurer.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 10 hereof, and, except as expressly set forth in Section 6(h) hereof, no other person will have any right or obligation hereunder.

14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

15. Business Day. For purposes of this Agreement, "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which national banking associations in the cities of Chicago, Illinois or New York, New York are authorized or obligated by law, executive order or regulation to close.

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all such Counterparts will together constitute one and the same agreement.
     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Depositor, First Merchants and the Initial Purchaser.

                              Very truly yours,

                           FIRST MERCHANTS AUTO RECEIVABLES CORPORATION II




                              By:
                                   Name: Brian P. Hake
                                   Title: Treasurer


                              FIRST MERCHANTS ACCEPTANCE CORPORATION




                              By:
                                   Name: Brian P. Hake
                                   Title: Treasurer


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Brothers Inc



By:
     Name: William E. Grady
     Title: Vice President